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                                                                  EXHIBIT 10.17

                                LOCK-UP AGREEMENT


      THIS LOCK-UP AGREEMENT ("Agreement"), is entered into and effective as of the 5th day of August, 1998 by and among Mr. Herbert G. Blecker and Mrs. Eunice E. Blecker (the "Stockholders") and ICARUS International, Inc. ("Issuer").

                                    RECITALS

      WHEREAS, the Stockholders are now, or may become, the legal and beneficial owners of a certain amount of the Issuer's Stock (as defined herein);

      WHEREAS, the Issuer has proposed to offer a maximum of 2,000,000 shares of its common stock, $.01 par value per share (the "Common Stock") to the public in an initial public offering (not including the underwriters' over-allotment option) ("Offering");

      WHEREAS, in order to comply with the conditional approval of the Nasdaq Stock Market, Inc. (the "Nasdaq"), to list the Common Stock on the Nasdaq National Market System and for other substantial business reasons, the Stockholders believe it is in their best interests to make provision for future dispositions of shares of Stock by the Stockholders and certain other matters;

      WHEREAS, the Board of Directors of the Issuer (without the participation of the Stockholders) believes that this Agreement is in the best interests of the Issuer;

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained within this document, the parties agree as follows:

1.    DEFINITIONS

      a. For the purposes of this Agreement only, the term "Stock" shall mean all shares of Common Stock of the Issuer, whether held beneficially or of record, which presently are held or shall come to be held during the Lock-Up Period (as defined herein), by virtue of the exercise of any options, warrants or other rights, including a right of conversion, by the Stockholders, including shares to be purchased in the Offering and any after-acquired shares purchased in the open market during the Lock-Up Period.

      b. For the purpose of this Agreement only, the term "Sell" or "Sale" shall mean any type of sale, transfer, gift, assignment, pledge, hypothecation, or any other disposition of the Stock, in any manner, whether or not for consideration, except a transfer pursuant to a will or the laws of descent and distribution.

2.    LOCK-UP

      a. Without the prior written consent of the Nasdaq and the Board of Directors (without the participation of the Stockholders) of the Company in their sole discretion, the Stockholders hereby covenant and agree not to Sell any Stock for a period of two (2) years


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following the effective date of the Offering (the "Lock-Up Period").

      b. The restriction on the Sale of the Stock shall not apply to any Sale of Stock in connection with the acquisition of the Issuer's Common Stock by a person or entity not affiliated with the Stockholders in the context of a merger, consolidation, share exchange or other extenuating corporate transaction pursuant to which a "change of control" of the Company would occur, nor to any Sale of Stock to pay estate taxes nor to any Sale of Stock which may be permitted by the Board of Directors (without the participation of the Stockholders) for "hardship" reasons, which reasons may include, but shall not be limited to, personal support and maintenance of the Stockholder, medical bills, long-term care or other financial emergencies, provided that any such Sale shall be made in compliance with applicable law and regulation.

      c. Following the Lock-Up Period, the Stockholders shall be free to Sell all or a portion of the Stock, at any time or from time to time, provided that any such Sale shall be made in compliance with applicable law and regulation.

3.    LEGENDS

      a. The Issuer shall cause a notice to be placed on the face of each Stock certificate covered by the terms of this Agreement, stating that the Sale of the Stock evidenced by the certificate is restricted in accordance with the conditions set out on the reverse side of the certificate.

      b. During the term of this Agreement, each certificate representing shares of Stock of the Issuer now or hereafter held by a Stockholder shall bear the following legend:

            "The sale, transfer, gift, assignment, pledge or hypothecation of the shares of Common Stock evidenced by this certificate are subject to certain restrictions until August 14, 2000, pursuant to an agreement between the shareholder and the issuer. The agreement is on file with the issuer and the stock transfer agent from which a copy is available upon request without charge. On August 15, 2000, this restriction shall terminate automatically and without the need for any action to be taken by either the shareholder or the issuer."

4.    FILING

      The Stockholders shall cause a manually signed copy of this Agreement to be filed with the Nasdaq promptly after the execution thereof.


5.    MODIFICATION

      The terms and conditions stated in this Agreement may be modified only by a written document signed by all parties and approved by the Nasdaq.




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6.    TERMINATION

      This Agreement will terminate automatically and without the need for any action to be taken by either the Stockholders or the issuer on August 15, 2000. The Company may instruct its transfer agent to disregard the legend set forth in
Section 3(b) on and after said date.

7.    COUNTERPARTS

      To facilitate execution, the Agreement may be executed in more than one counterpart, each of which shall constitute an original and all of which shall constitute one and the same Agreement.

8.    ENTIRE AGREEMENT

      This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may not be assigned by any party. This Agreement shall inure to the benefit of and be binding upon the parties hereto but shall not bind the heirs, executors, personal representatives or estates of the Stockholders. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                                          ICARUS INTERNATIONAL, INC.


Witness:     /s/                          By: /s/ JAMES J. BYRNE
            ---------------------             --------------------------------
                                                James J. Byrne, Director
                                                Member, Compensation Committee

                                          STOCKHOLDERS

Witness:     /s/                          By:  /s/ HERBERT G. BLECKER
            ---------------------             --------------------------------
                                                Herbert G. Blecker
                                                Stockholder

Witness:     /s/                          By:  /s/ EUNICE E. BLECKER
            ---------------------             --------------------------------
                                                Eunice E. Blecker
                                                Stockholder




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